SECURITIES AND EXCHANGE COMMISSION

                         Washington, D. C. 20549


                                FORM 8-K


                             CURRENT REPORT



       Pursuant to Section 13 or 15(d) of the Securities Exchange

                               Act of 1934




    Date of Report October 15, 2003   Commission File Number 1-3647
       (Date of earliest event reported)



                             J.W. Mays, Inc.
         (Exact name of registrant as specified in its charter)


                      New York                         11-1059070
           (State or other jurisdiction           (I.R.S. Employer
                 of incorporation)                 Identification No.)


          9 Bond Street,  Brooklyn,  New York          11201-5805
        (Address of principal executive offices)       (Zip Code)


    (Registrant's telephone number, including area code) 718-624-7400


                                                 This Report Contains 4 Pages.
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

Item 12.  Results of Operations and Financial Condition



J. W. Mays, Inc. issued a press release on October 15, 2003 reporting its financial results for the twelve and three months ended July 31, 2003. The press release reported revenues and net income for such twelve and three month periods and provided comparisons to their respective comparable periods.

A copy of the press release is attached to this Form 8-K as Exhibit 99(i).

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


                              SIGNATURES


Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                         J. W. MAYS, INC.
                                                    ---------------------------
                                                           (Registrant)



Dated:  October 17, 2003                               By: Mark Greenblatt
        ----------------                            ---------------------------
                                                    Mark Greenblatt
                                                    Vice President
                                                    Principal Financial Officer


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

Press Release
                                                                 Exhibit 99(i)

                        J. W. MAYS, INC.
                 REPORTS ON OPERATIONS FOR THE
        FISCAL YEAR AND THREE MONTHS ENDED JULY 31, 2003



     J. W. Mays, Inc. today reported its financial results for the twelve and three months ended July 31, 2003.

     Revenues for the twelve months ended July 31, 2003 were

$13,189,989 compared to revenues of $13,064,424 in the comparable 2002 twelve month period, while revenues for the current three months were

$3,258,139 compared to revenues of $3,433,507 in the comparable 2002 three months.

     For the fiscal year ended July 31, 2003, the Company reported net income of $1,147,031, or $.57 per share, compared with net income of

$1,254,190, or $.62 per share, in the comparable 2002 fiscal year.

     In the three months ended July 31, 2003, the Company reported net income of $333,402, or $.17 per share, compared with net income for the previous year's comparable three months of $184,550, or $.09 per share.



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Dated:    October 15, 2003

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